EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 17, 2019 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended March 30, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 5, 2019